UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	December 31, 2004

Regal-Beloit Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	1-7283	39-0875718
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

200 State Street, Beloit, Wisconsin 53511-6254
(Address of principal executive offices, including zip code)

(608) 364-8800
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.01    Acquisition or Disposition of Assets

        On December 31, 2004, REGAL-BELOIT Corporation (the “Company”) acquired from several subsidiaries of General Electric Company (“GE”) selected assets and assumed certain liabilities of GE’s Heating, Ventilation and Air Conditioning/Refrigeration (HVAC) motors and capacitors businesses, pursuant to a Purchase Agreement, dated as of November 14, 2004, as amended on December 31, 2004, between the Company and GE (the “Purchase Agreement”). The Company’s acquisition of the selected assets and assumed liabilities pursuant to the Purchase Agreement is referred to herein as the “Acquisition.” As consideration for the Acquisition, the Company paid to GE at closing approximately $400 million, consisting of $270 million in cash and the issuance of 4,559,048 shares (the “GE Shares”) of the Company’s common stock (and associated common share purchase rights) (“Common Stock”). The purchase price is subject to a post-closing adjustment based on the net working capital at December 31, 2004 as set forth in the Purchase Agreement. The Acquisition qualifies for asset treatment for tax purposes. The Company anticipates that the present value of the future tax benefits related to the deductibility of goodwill and intangible asset amortization will be approximately $45 million to $50 million. The cash portion of the purchase price was funded through loans from the Company’s recently amended bank credit facility.

        The HVAC motors business, which represents approximately 90% of the revenues of the acquired businesses, produces a full line of electric motors for use in residential and commercial HVAC systems. The capacitors business represents the balance of the revenues and produces a line of capacitors used in HVAC, high intensity lighting and other applications. The Acquisition is consistent with the Company’s strategy of expanding its electrical product lines, end markets and global manufacturing capabilities. As a result of the Acquisition, the Company believes it is now the largest producer of commercial and industrial motors in the United States, as well as the leading producer of HVAC motors. With the closing of the Acquisition, and the Company now possesses strategically located, low cost manufacturing capabilities in China, Mexico and India.

        The Company believes that its HVAC motors business holds a leading market position for electric motors used in central heating and air conditioning systems, supplying major original equipment manufacturers, or OEMs, such as Carrier Corporation, Trane (a business of American Standard Companies, Inc.), Goodman Manufacturing Company, L.P. and Rheem Manufacturing Company. These motors are vital components of an HVAC system and are used to move air into and away from furnaces, heat pumps, air conditioners, ventilators, fan filter boxes and humidifiers. The Company believes that a majority of its HVAC motors are used in applications that replace existing equipment, with the remainder used in new equipment applications. The business enjoys a large installed base of equipment and long-term relationships with its major customers having supplied motors to Carrier Corporation and Trane (the two largest North American HVAC OEMs) for more than 15 and 10 years, respectively.

        The HVAC motors business produces a broad line of electric motors which are engineered and manufactured to possess unique performance characteristics depending upon their specific application within an HVAC system. These motors have historically been sold under the widely recognized GE brand name and, as a part of the Acquisition, GE agreed to allow the Company to market motors under the trade name “GE HVAC Motors by REGAL-BELOIT” or similar trade names for five years without a royalty payment, and at a 2% royalty fee for ten years thereafter. The majority of the motors produced in the acquired HVAC motors business are single phase AC induction motors used in HVAC fan applications requiring highly reliable, single speed on/off operation. However, a growing percentage of the HVAC motors produced incorporate proprietary electronically commutated motor, or ECM, technology.

        An ECM motor is a brushless direct current (DC) electric motor with integrated speed control made possible through sophisticated electronic and sensing technology. ECM motors operate at variable speeds with attractive performance characteristics versus competitive variable speed solutions in energy efficiency, motor life and noise. GE developed the first generation ECM motors over 15 years ago, and the ECM product line has been continually enhanced and expanded since their introduction. The most advanced ECM motors now offer a unique digital interface communication technology that allows a single motor to be easily integrated by OEMs into a wide range of system applications and performance requirements. ECM technology is protected by over 125 patents, and the Company has acquired from GE intellectual property and usage rights relating to ECM technology.

        The efficient, variable speed capability of ECM motors enables OEMs to develop high performance continuous air flow HVAC systems. Because these systems offer significantly greater temperature and air quality control as well as increased energy efficiency, they are priced at a premium to lesser performance HVAC systems thereby allowing ECM motors to be priced higher than the Company’s standard motors. To foster demand for ECM motors, the business undertakes various marketing initiatives, which educate consumers, installers and distributors on the significant advantages of continuous air flow systems. Additionally, because of the energy efficiency of these systems, the Company believes that ECM enabled continuous air flow systems will be critical elements of its customers’ strategies to meet the January 2006 increased energy efficiency standards for residential air conditioners, to 13 Seasonal Energy Efficiency Ratio, or SEER, from the current standard of 10 SEER. The Company is currently expanding its ECM motor manufacturing capacity in order to meet its customers’ anticipated requirements as they prepare for the increased 13 SEER standard.

        The Company’s capacitors business manufactures a line of capacitors that store an electric charge in demanding applications, including alternating current (AC) motor-run applications, high intensity discharge, or HID, lighting, input and output filters, and DC blocking in high frequency switch mode power supplies. The Company’s capacitors, which are commonly incorporated into HVAC, fan and pump products, are sold as complementary products to its HVAC OEM customers, as well as to lighting and other OEMs. AC motor-run capacitors are designed for permanent split capacitor type motors used in HVAC fan applications and capacitor-run type air compressor and pump motors. AC general purpose capacitors are used with power supplies and power conversion. HID lighting capacitors are used as part of the ballast circuit for mercury vapor, metal halide and high pressure sodium lamps.

        Included in the Acquisition were motor manufacturing facilities in Faridibad, India; Reynosa, Mexico; and Springfield, Missouri; and a capacitor manufacturing facility in Juarez, Mexico. The acquired businesses also maintain technology development, administrative and sales support teams in Fort Wayne, Indiana and electric motor engineering resources located in Hyderabad, India. The operations have approximately 5,000 employees and a senior management team with significant motor industry experience led by Mark Gliebe, the former General Manager of GE Motors & Controls. The Company also acquired key operating, manufacturing, sales, customer service and other personnel with the businesses.

        The Company and GE have entered into several transitional service and supply agreements for various periods of time that relate to the businesses acquired in the Acquisition. The Company and GE have also entered into a Shareholder Agreement, dated December 31, 2004 (the “Shareholder Agreement”), related to the GE Shares issued to GE in the Acquisition. The Shareholder Agreement, among other things, provides GE with the opportunity to sell the GE Shares over a defined period and under certain circumstances. GE has agreed to limitations on the manner and timing of sales of the GE Shares and the number of GE Shares that it can sell in those sales. In addition, GE has agreed to a standstill arrangement under which GE will not purchase any additional shares of Common Stock or otherwise seek to control the Company for a period of time following the closing of the Acquisition.

        Under the Shareholder Agreement, the Company and GE have agreed to value sharing arrangements with respect to the GE Shares by which (a) the Company will pay to GE the amount by which the aggregate net proceeds received by GE from the sale of the GE Shares is less than $109 million, up to an amount not to exceed $20 million or (b) GE will pay to the Company the amount by which the aggregate net proceeds received by GE from the sale of the GE Shares exceeds $119 million, up to an amount not to exceed $6.7 million (and the aggregate net proceeds received by GE total $125.7 million). In addition, the Company may be entitled to receive 50% of the aggregate net proceeds received by GE from the sale of the GE Shares in excess of $125.7 million, subject to conditions set forth in the Shareholder Agreement.

        The description contained herein is qualified in its entirety by reference to the Purchase Agreement, the Amendment to Purchase Agreement, dated December 31, 2004, the Shareholder Agreement, and a news release of the Company, dated January 3, 2005, which are filed as Exhibits 2.1, 2.2, 4.1 and 99.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02    Unregistered Sales of Equity Securities

        In connection with the Acquisition, the Company paid a portion of the aggregate purchase price by issuing to GE 4,559,048 shares of Common Stock in a transaction exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. In connection with the issuance of the Common Stock to GE, the Company and GE entered into the Shareholder Agreement, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03    Material Modification to Rights of Security Holders

        On December 31, 2004, the Company and EquiServe Trust Company, N.A., (“EquiServe”) entered into a Third Amendment to Rights Agreement (the “Amendment”), amending the Rights Agreement between the Company and EquiServe (as successor Rights Agent to BankBoston, N.A.), dated as of January 20, 2000, as amended by the First Amendment to Rights Agreement, dated as of June 11, 2002, and the Second Amendment to Rights Agreement, dated as of November 12, 2004 (as so amended, the “Rights Agreement”). The Amendment amends Section 9a of the Rights Agreement to require that the Company shall, at such time as the Company’s Board of Directors (or any such appropriate officer of the Company authorized by the Board of Directors) determines appropriate, cause to be reserved and kept available for issuance the number of shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding common share purchase rights under the Rights Agreement. The Amendment also amends two provisions of the Rights Agreement relating to the rights and obligations of the Rights Agent.

        The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed herewith as Exhibit 4.2 and is incorporated herein by reference.

Item 9.01    Financial Statements, Pro-Forma Financial Information and Exhibits

(a)	Financial Statements of Business Acquired

        Financial statements of the business acquired along with any required pro forma financial information will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date of the filing of this Current Report.

(b)	Pro-forma Financial Information

        See paragraph (a) above.

(c)	Exhibits. The following exhibits are being filed herewith:

(2.1)	Purchase Agreement, dated November 14, 2004, between REGAL-BELOIT Corporation and General Electric Company.

(2.2)	Amendment to Purchase Agreement, dated December 31, 2004, between REGAL-BELOIT Corporation and General Electric Company.

(4.1)	Shareholder Agreement, dated December 31, 2004, between REGAL-BELOIT Corporation and General Electric Company.

(4.2)	Third Amendment to Rights Agreement, dated December 31, 2004, between REGAL-BELOIT Corporation and EquiServe Trust Company, N.A. (as successor Rights Agent). [Incorporated by reference to Exhibit 4.4 to REGAL-BELOIT Corporation’s Report on Form 8-A/A filed on January 5, 2005.]

(99.1)	News Release of REGAL-BELOIT Corporation, dated January 3, 2005.

Cautionary Statement Concerning Forward-Looking Statements

This Current Report includes certain “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical fact (including, without limitation, the statements relating to the integration and future financial performance of the acquired HVAC motors and capacitors businesses) are considered forward-looking statements. These statements are based on management’s current expectations and are subject to certain risks and uncertainties which could cause actual results or outcomes to differ materially from those currently anticipated. Factors that could affect actual results or outcomes include: unexpected issues and costs arising from the integration of the HVAC motors and capacitors businesses; marketplace acceptance of the Acquisition, including the loss of, or a decline in business from, significant HVAC customers; unanticipated fluctuations in commodity prices and raw material costs and issues affecting the Company’s ability to pass increased costs on to its customers; difficulties in staffing and managing the Company’s foreign operations; and changes in global political, economic, business, competitive, market and regulatory factors as detailed in the Company’s other filings with the Securities and Exchange Commission. Shareholders, potential investors and others are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included herein are made only as of the date of this Current Report, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL-BELOIT CORPORATION
Date: January 6, 2005	By: /s/ David A. Barta
David A. Barta
Vice President and Chief Financial Officer

REGAL-BELOIT CORPORATION

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

(2.1)	Purchase Agreement, dated November 14, 2004, between REGAL-BELOIT Corporation and General Electric Company.*

(2.2)	Amendment to Purchase Agreement, dated December 31, 2004, between REGAL-BELOIT Corporation and General Electric Company.*

(4.1)	Shareholder Agreement, dated December 31, 2004, between REGAL-BELOIT Corporation and General Electric Company.*

(4.2)	Third Amendment to Rights Agreement, dated December 31, 2004, between REGAL-BELOIT Corporation and EquiServe Trust Company, N.A. (as successor Rights Agent). [Incorporated by reference to Exhibit 4.4 to REGAL-BELOIT Corporation’s Report on Form 8-A/A filed on January 5, 2005.]

(99.1)	News Release of REGAL-BELOIT Corporation, dated January 3, 2005.

*	The schedules and exhibits to this document are not being filed herewith. The registrant agrees to furnish supplementally a copy of any such schedule or exhibit to the Securities and Exchange Commission upon request.